UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 04, 2021

Date of Report (Date of earliest event reported)

CYNERGISTEK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-27507	37-1867101
(Commission File Number)	(I.R.S. Employer Identification No.)

11940 Jollyville Road, Suite 300-N

Austin, Texas  78759

(Address of principal executive offices)

(512) 402-8550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CTEK	NYSE American

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement

Item 5.02(e)Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Paul Anthony Employment Agreement

On January 4, 2021, CynergisTek, Inc., a Delaware corporation (the “Company”) entered into an employment agreement (the “Employment Agreement”) with the Company’s Secretary, Treasurer and Chief Financial Officer, Paul T. Anthony.  By agreement of the parties, the Employment Agreement is effective as of January 1, 2021.  The Employment Agreement is on substantially the same terms and conditions as Mr. Anthony’s prior employment agreement, which was replaced and superseded by the new agreement.  Pursuant to the Employment Agreement, Mr. Anthony will have the duties and responsibilities as are commensurate with the positions of Secretary, Treasurer and Chief Financial Officer, as reasonably and lawfully directed by the Company’s Chief Executive Officer and Board of Directors (the “Board”).   The initial term of the Employment Agreement is 36 months from the Effective Date and the Employment Agreement will automatically renew for subsequent 12-month terms unless either party provides written notice to the other party of a desire not to renew employment.

Pursuant to the Employment Agreement, Mr. Anthony’s base salary remained the same for 2021 at $309,700 and increases in 2022 based on two times the average percentage salary increase of the Company’s active employees during 2021.  Subsequent increases to base salary will be subject to the discretion of the Compensation Committee of the Board (the “Compensation Committee”).  Mr. Anthony is entitled to the same incentive bonus compensation of up to 67.5% of his base salary, and equity compensation may be granted from time to time based on the discretion and recommendation of the Compensation Committee and Board.  The Company has the right to terminate Mr. Anthony’s employment without cause at any time on thirty (30) days’ advance written notice to Mr. Anthony. Additionally, Mr. Anthony has the right to resign for “Good Reason” (as defined in the Employment Agreement) on thirty (30) days’ written notice.  In the event of (i) termination without cause, (ii) Mr. Anthony’s inability to perform the essential functions of his position due to a mental or physical disability or his death, or (iii) Mr. Anthony’s resignation for Good Reason, Mr. Anthony is entitled to receive (a) his annual base salary then in effect, and full target annual bonus, each prorated to the date of termination, (b) payment of base salary compensation for an additional twelve months, payable in accordance with the Company’s regular payroll cycle or as a lump sum, at the discretion of Mr. Anthony, and (c) the acceleration of all unvested stock options and warrants then held by Mr. Anthony, subject to certain conditions set forth in the Employment Agreement.  If Mr. Anthony resigns for any reason other than Good Reason, he will be entitled to receive his base salary for the thirty (30) day written notice period, but no other amounts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNERGISTEK, INC.

Date:	January 5, 2021
By:	/s/ Paul T. Anthony
Name:	Paul T. Anthony
Title:	Chief Financial Officer